EX.99.E.1.B

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                 UMB SCOUT FUNDS
                                       AND
                         UMB DISTRIBUTION SERVICES, LLC


                                  NAME OF FUNDS
                                  -------------

UMB Scout Stock Fund
UMB Scout Growth Fund
UMB Scout Small Cap Fund
UMB Scout WorldWide Fund
UMB Scout Bond Fund
UMB Scout Kansas Tax-Exempt Bond Fund
UMB Scout Money Market Fund - Federal Portfolio
UMB Scout Money Market Fund - Prime Portfolio
UMB Scout Tax-Free Money Market Fund


         The undersigned, intending to be legally bound, hereby execute this Second Amended and Restated Schedule A to the Distribution Agreement dated May 19, 2001, and executed by and between UMB Scout Funds and UMB Distribution Services, LLC (formerly known as Sunstone Distribution Services, LLC), to be effective as of the 12th day of April, 2005.


UMB DISTRIBUTION SERVICES, INC.       UMB SCOUT FUNDS



By: /S/ Constance Dye Shannon         By: /S/ Gary DiCenzo
   ---------------------------------      --------------------------------------

Title: Senior VP & General Counsel    Title: President
       -----------------------------         -----------------------------------